UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

Mexoro Minerals Ltd.
 (Exact name of registrant as specified in its charter)

Colorado	000-23561	84-1431797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C. General Retana #706 Col San Felipe Chihuahua, Chih. Mexico	31203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (52) 614 426 5505

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL AGREEMENT.

On November 5, 2009, Mexoro Minerals Ltd. (the “Company”) entered into an amendment to each of the private placement agreements, dated September 21, 2009 (collectively, the “Private Placement Agreements”), by and among the Company and certain U.S. accredited investors and certain Canadian and non-U.S. investors (collectively, the “Amendments”). The Amendments increase the maximum units that may be sold in the private placement to 12,500,000 unregistered shares of the Company’s common stock (the “Units”) and increase the aggregate purchase price of the Units to $2,500,000. Each Unit shall continue to be offered with 100% warrant coverage at a purchase price of $0.20 per share. The warrants have an exercise price of $0.30 per share, a two-year term and will not be exercisable until 12 months after their date of issuance (the “Warrants”).

On November 5, 2009, the Company completed the second closing which involved the sale of 4,748,353 Units, each Unit consisting of one share of common stock and one common stock warrant at a purchase price of $0.20 per Unit pursuant to the terms of the Private Placement Agreements as amended by the Amendments. As of November 5, 2009, the Company had received aggregate gross proceeds, prior to any expenses, from the first and second closings of $1,881,000 based upon an aggregate share issuance of 9,405,000 Units with 100% warrant coverage. The Company paid $150,000 to Andean Invest Limited, the Company’s exclusive placement agent for the placement to Canadian and non-US investors. The Company intends to use the proceeds of the private placement for working capital and general corporate purposes.

The Amendments also provide that within two days of the second closing, subject to the payment of certain fees and expenses, all of the remaining funds held in escrow less $350,000 will be disbursed to the Company. The Company may complete one or more additional closings after the second closing, with the last closing to take place no later than November 30, 2009 (the “Final Closing”). In addition, the Amendments provide that if the Company does not file a registration statement with the Securities and Exchange Commission covering the resale of the Units and Warrants shares issued in the private placement prior to November 30, 2009, the escrow agent will return the $350,000 held in the escrow account to each of the subscribers participating in the offering on a pro rata basis.

The Units and Warrants were issued in a private placement to (i) U.S. “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws; and (ii) Canadian and non-U.S. investors under Regulation S of the Act. The Shares and Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The foregoing is not a complete summary of the terms of the Amendments described in this Item 1.01, and reference is made to the complete text of the Amendments attached hereto as Exhibit 10.1 and Exhibit 10.2, which are incorporated by reference into this Item 1.01 and Item 3.02.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 is hereby incorporated into this Item 3.02 by reference.

NO OFFER OR SOLICITATION
This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the offer or otherwise.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Description
10.1	Amendment No. 1 to Form of Private Placement Subscription Agreement, dated November 5, 2009, by and between the Company and the U.S. investors named therein.
10.2	Amendment No. 1 to Form of Private Placement Subscription Agreement, dated November 5, 2009, by and between the Company and the Canadian and Non-U.S. investors named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXORO MINERALS LTD.

Date: November 12, 2009

By:   /s/ George Young

George Young
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No.1 to Form of Private Placement Subscription Agreement, dated November 5, 2009, by and between the Company and the U.S. investors named therein.
10.2	Amendment No.1 to Form of Private Placement Subscription Agreement, dated November 5, 2009, by and between the Company and the Canadian and Non-U.S. investors named therein.